EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into by and among Jobbot Inc., a New York corporation (the “Company”) and the individual and/or entity who executes this Agreement as a purchaser (a “Purchaser”) of shares of the Company’s commons stock (the “Shares”).

WHEREAS, the Company is offering up to Thirty Million (30,000,000) Shares at $0.01 per share for an aggregate purchase price of Three Hundred Thousand ($300,000) Dollars (the “Offering”); and

WHEREAS, the Purchaser desires to enter into this Agreement to acquire Shares in the denominations set forth opposite his name on the signature page hereof subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties to this Agreement mutually agree as follows:

1. AUTHORIZATION AND SALE.

1.1 Authorization. The Company has authorized the issuance and sale of the Shares to a limited number of accredited investors, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

1.2 Sale. Subject to the terms and conditions hereof, each Purchaser agrees to purchase from the Company, and the Company agrees to sell and issue to each Purchaser, the number of Shares set forth next to the Purchaser’s name on the signature page hereof (page 10 for Individuals, pages 10 and 13 for Joint purchasers and pages 11 and 13 for Corporations, Trusts and Partnerships. Joint Purchasers should set forth on page 13, the capacity in which they are purchasing, i.e. as Joint Tenants, Tenants in Common, Tenants by the Entirety, etc.). THE PURCHASER IS ALSO REQUIRED TO (I) INITIAL THE APPROPIRATE CATEORY LISTED IN SECTION 4.1 OF THIS AGREEMENT AND (II) COMPLETE EITHER OF THE FOLLOWING FORMS APENDED TO THIS AGREEMENT: Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification). The Purchaser shall pay such purchase price by check payable to the Jobbot Inc. or by wire transfer of immediately available funds to the Company’s bank account in accordance with the wire instructions set forth in the instructions accompanying this Agreement.

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2. CLOSING; DELIVERY.

2.1 Closing. The closing of the purchase and sale of the Shares shall take place from time to time, at the offices of the Company after the proper officer(s) of the Company have accepted this Agreement on behalf of one or more Purchasers (the “Closing”).

2.2 Delivery. At the Closing and any subsequent closing, subject to the terms and conditions hereof, the Company will arrange to have delivered to the Purchasers, the Shares and such other certificates, consents, waivers and agreements as are reasonably requested by any Purchaser (together with this Agreement, collectively the “Transaction Documents”), against payment of the purchase price payable as of the date of such Closing or subsequent closing by check or wire transfer in accordance with Section 1.2 above.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchasers as follows:

3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of New York. The Company has all the requisite corporate power and authority necessary to conduct its business as it is now being conducted and as proposed to be conducted and to own or lease the properties and assets it now owns or holds under lease, and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the failure to qualify would have a material adverse effect upon its operations or financial condition.

3.2 Capital Stock. The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $0.0001 per share (”Common Stock. As of the close of business on October 1, 2013, the Company had outstanding 10,000,000 shares of its Common Stock. No shares of Preferred Stock have been issued. All of the Company’s outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable. The Shares being offered are duly authorized and, when issued, will be validly issued, fully paid and non-assessable.

3.3 Authorization. The Company has the full corporate power and authority to enter into this Agreement and each of the Transaction Documents and to perform all of its obligations contemplated hereunder and thereunder. The execution, delivery and performance of this Agreement and each of the Transaction Documents to which the Company is a party have been duly authorized by all necessary corporate action, and this Agreement and each of the Transaction Documents constitutes (or will constitute, upon execution thereof) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance w ith its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules and laws governing specific performance, injunctive relief and other equitable remedies. No further authorization on the part of the Company, its board of directors or its stockholders is necessary to consummate the transactions contemplated by this Agreement or any of the Transaction Documents. Except for any filings required by federal or state securities laws that have been or will be made by the Company, no consent, approval, authorization or order of, or declaration by, filing or registration with, any court or governmental or regulatory agency or board is or will be required in connection with the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby or thereby.

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3.4 Compliance with Law and Other Instruments. To its knowledge, the Company has complied in all respects with, and is not in material violation of, any statutes, laws, regulations, decrees and orders of the United States, any foreign country, any state, municipality and agency applicable to the Company or the conduct of its respective business. Upon consummation of this Agreement, the Company will not be in default in any material respect in the performance of any obligation, agreement or condition contained in any promissory note, indenture, loan agreement or other material contract to which it is a party or by which its properties are bound. Neither the Shares, when issued nor the execution and delivery of this Agreement and the Transaction Documents or the consummation of the transactions contemplated herein or therein, will (i) conflict with, constitute a breach of, constitute a default under, or an event which, with notice or lapse of time or both, would be a breach of or default under, the respective certificate of incorporation or bylaws of the Company; (ii) conflict with or constitute a breach of, constitute a default under, or an event which, with notice or lapse of time or both would be a breach of or default under, any agreement, indenture, mortgage, deed of trust or other instrument or undertaking to which the Company is a party or by which any of its properties are bound which would have a material adverse effect on the Company’s business; (iii) constitute a violation of any law, regulation, judgment, order or decree applicable to the Company; (iv) result in the creation or imposition of any lien or material charge or encumbra nce upon any property of the Company; or (v) permit any party to terminate any agreement to which the Company is a party or beneficiary thereto which would have a material adverse effect on the Company’s business.

3.5 Litigation. There is no litigation or governmental proceeding or investigation pending or, to the Company’s knowledge, threatened against or affecting the Company which would reasonably be expected to result in any judgment or liability which would materially and adversely affect any of the property and assets of the Company or the right of the Company to conduct its businesses as now conducted or as proposed to be conducted.

3.6 Disclosure. Neither this Agreement nor any of the Transaction Documents contains any untrue statement of any material fact, or omits to state any material fact that is necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, complete and not misleading.

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4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser hereby severally represents and warrants to the Company as follows:

PLEASE INITIAL THE STATEMEN(S) BELOW WHICH ARE TRUE AS TO YOU OR THE ENTITY IN THE BRACKETS TO THE LEFT THEREOF. ONE OR MORE STATEMENTS MUST BE INITIALED BY THOSE WISHING TO INVEST. IF NO INITIALS ARE PROVIDED BELOW, THIS DOCUMENT CANNOT BE ACCEPTED FOR SUBSCRIPTION. IF THE SHARES ARE BEING PURCHASED ON BEHALF OF AN INDIVIDUAL RETIREMENT ACCOUNT (“IRA”), KEOGH PLAN OR SIMILAR FIDUCIARY ACCOUNT, THE REPRESENTATIONS BELOW SHOULD BE MADE ON BEHALF OF THE BENEFICIARY OR DONOR WHO DIRECLY OR INDIRECLY SUPPLIES THE FUNDS FOR INVESTMENT.

4.1 Accredited Investor Status. He is an "Accredited Investor" as that term is defined in Section 2(15) of the Securities Act and Rule 501 of Regulation D promulgated thereunder. Specifically an Accredited Investor is:

(i) A bank defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act") or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(3) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets greater than $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or a registered investment advisor, or if the employee benefit plan has total assets greater than $5,000,000 or, if a self- directed plan, with investment decisions made solely by persons that are accredited investors.

(ii) A private business development company as defined in Section 202(a)(22) of the Investment Adviser Act of 1940.

(iii) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets greater than $5 million.

(iv) a natural person whose individual net worth, or joint net worth with that persons’ spouse, at the time of his or her purchase exceeds $1 million.

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(v) A natural person who had an individual income greater than $200,000 in each of the two most recent years or joint income with that person’s spouse greater than $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

(vi) A trust, with total assets greater than $5 million not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.)

(vii) an entity in which all of the equity owners are accredited investors. (If this alternative is checked, the Subscriber must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.)

4.2 No Minimum Sale of Shares Required to Close. He is aware that the Shares being offered by the Company are offered on a “best efforts” basis and no commitment exists by anyone to purchase all or any of the Shares. No minimum level of sales is required for the proceeds from the sale of the Shares to be made available to the Company. No assurance can be given that all or substantially all of the Shares will be sold. To the extent that less than substantially all of the Shares are sold, the Company may be prevented from fully implementing its immediate business plans absent additional financing for which no assurance can be given. In this regard, the Purchaser represents that he is aware that no minimum amount of proceeds need be raised by the Company as a prerequisite to close on the sale of any shares sold and to immediately utilize the proceeds from such sale, it being understood that upon acceptance of this subscription by the Company, the proceeds from the sale of such Shares will, subject to the closing obligations of the Company set forth herein, be immediately available to the Company.

4.3 Purchase for Own Account. He is acquiring the Shares for his own account, for investment and not with a view to or in connection with any distribution or resale thereof. He does not have any contract, understanding, agreement or arrangement with any person to sell or transfer the Shares.

4.4 Restrictions on Transfer. He understands that (a) the Shares of Common Stock have not been registered under the Securities Act or the securities laws of any jurisdiction and (b) the economic risk of an investment in the Shares must be borne for an indefinite period of time because the Shares may not be sold or otherwise transferred unless subsequently registered under the Securities Act or an exemption from registration under the Securities Act is or becomes available.

4.5 Knowledge of the Purchaser. He (a) is knowledgeable with respect to the financial, tax and business aspects of ownership of the Shares and of the business of the Company and (b) can bear the economic risk of an investment in those securities including the complete loss thereof. By virtue of his own knowledge and experience in financial and business matters, he is capable of evaluating the merits and risks of making this investment.

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4.6 Disclosure of Information. He has read the Memorandum and the representations concerning the Company contained in this Agreement, has made inquiry concerning the Company, its business and its personnel, and has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company; the officers of the Company have made available to him all written information which he has requested and have answered to his satisfaction all inquiries made by him. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or his right to rely thereon.

4.7 Legends. It is understood that the Shares will bear a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT OR TO AN AFFILIATE.

FOR FLORIDA RESIDENTS

PURSUANT TO SECTION 517.061(11) OF THE FLORIDA STATUES, IF SECURITIES ARE SOLD TO FIVE (5) OR MORE FLORIDA RESIDENTS, FLORIDA INVESTORS WILL HAVE A THREE (3) DAY RIGHT OF RECISSION. INVESTORS WHO HAVE EXECUTED A SECURITEIS PRUCHASE AGREEMENT MAY ELECT, WITHIN THREE (3) BUSINESS DAYS AFTER THE FIRST TENDERR OF CONSIDERATION THEREFORE, TO WITHDRAW THEIR SUBSCRIPTON AND RECEIVE A FULL REFUND (WITHOUT INTEREST) OF ANY MONEY PAID BY THEM. SUCH WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCCOMPLISH SUCH WITHDRAWAL, AN INVETOR NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS SHOW HEREIN INDICATING HIS INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM MUST BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIOND THIRD BUSINESS DAY. IF SENDING A LETTER, AN INVESTOR SHOULD SEND IT BY CERTIFED MAIL, RETURN RECIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND TO EVIDENCE THE TIME WHEN IT IS MAILED. ANY ORAL REQUESTS FOR RECISSION SHOLD BE ACCOMPANIED BY A REQUEST FOR WRITTEN CONFIRMATION THAT THE ORAL REQUEST WAS RECEIVED ON A TIMELY BASIS.

4.8 Power and Authority. He has the requisite power and authority to enter into this Agreement, to purchase the Shares and to carry out and perform his obligations under the terms of this Agreement. The execution, delivery and performance by him of this Agreement and the other Transaction Documents to which he is a party do not contravene the terms of any organizational documents and do not violate, conflict with or result in any breach or contravention of any contract or agreement to which he or it is a party or constitute a violation of any law, regulation, judgment, order or decree applicable to him or it.

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4.9 Due Execution. This Agreement has been duly authorized, executed and delivered by the Purchaser and, upon due execution by the Company, will be a valid and binding agreement of the Purchaser, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules and laws governing specific performance, injunctive relief and other equitable remedies.

5. CONDITIONS OF PURCHASERS’ OB LIGATIONS AT CLOS ING

The obligations of each Purchaser to this Agreement to close are subject to the fulfillment on or before the Closing of each of the following conditions, unless waived by the Investor:

5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares shall be duly obtained and effective as of the Closing.

6. BROKER/DEALER FEES AND EXPENSES

The Company has not retained any registered broker/dealers to sell any of the shares being offered in this private placement. All proceeds from the sale of these securities will go directly to the Company.

7. MISCELLANEOUS.

7.1 Entire Agreement; Effectiveness. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to the conflicts of laws provisions of the State of New York or any other state.

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7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5 Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery, after three business days following deposit with the United States Post Office, postage prepaid, or after one business day if sent by confirmed telecopy, addressed:

(a) If to the Company:

Jobbot Inc.

1730 62nd Street

Brooklyn, NY 11204

or at such other address as the Company shall have furnished to the Purchasers in writing; and

(b) If to any Purchaser, the address set forth on the signature page hereof or at such other address as such Purchaser shall have furnished to the Company in writing.

7.6 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain, as nearly as practicable, the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or the Purchasers upon any breach, default or noncompliance of the Purchasers or the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of the Company or the Purchasers of any breach, default or noncompliance under this Agreement or any waiver on the Company’s or the Purchasers’ part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, whether under this Agreement, by law, or otherwise afforded to the Company and the Purchasers, shall be cumulative and not alternative.

7.8 Amendments and Waivers. Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and the Purchasers holding at least a majority of the principal amount of all shares then outstanding.

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7.9 Survival of Covenants and Agreements, Representations and Warranties. All covenants and agreements contained herein or made in writ ing by the Company or the Purchasers in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, the Transaction Documents and the Closing until the respective Purchaser ceases to own the Shares. All warranties and representations contained herein shall survive for a period of two years after the Closing.

7.10 Further Assurances. Prior to and after the Closing, at the request of the Purchasers, the Company will take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate in doing, as the Purchasers may reasonably deem necessary or desirable, all things necessary to consummate and make effective, in a practicable manner, the Closing and the other transactions contemplated by this Agreement and the Transaction Documents, including, without limitation, (a) the execution and delivery of any additional waivers, consents, confirmations, agreements, instruments or documents, or the taking of all actions, whet her prior to or after the Closing, necessary to issue and sell the Shares to the Purchasers and (b) to otherwise carry out the purpose and intent of this Agreement and the Transaction Documents.

7.11 Construction. The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate, the use of the masculine gender shall be deemed to include the neuter and feminine genders and the use of the feminine gender shall be deemed to include the neuter and masculine genders wherever necessary or appropriate.

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IN WITNESS WHEREOF, this Agreement has been executed by the Purchaser and by the Company on the respective dates set forth below

No. of Shares Purchased: $ ____________	Amount of Shares Purchased: $ ____________

Individual Signature(s):

Date	Signature of Purchaser

Social Security No.	Printed Name

Telephone No.	Street

Fax No.	City State Zip

Email: _______________________

Date	Signature of Co-Purchaser

Social Security No.	Printed Name

Telephone No.	Street

City State

Subscription Accepted by:

Jobbot Inc.

By:	Date:
Patrick Giordano, President

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IN WITNESS WHEREOF, this Agreement has been executed by the Purchaser and by the Company on the respective dates set forth below.

No. of Shares Purchased: $ ____________	Amount of Shares Purchased: $ ____________

For Corporations, Trusts and Partnerships:

Tax Identification No.	Printed Name

Date	Signature of Authorized Signatory

Telephone No.	Street

Fax No.	City State Zip

Email: _______________________

Subscription Accepted by:

Jobbot Inc.

By:	Date:
Patrick Giordano, President

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SPECIAL SUBSCRIPTION INSTRUCTIONS FOR CORPORATE,
PARTNERSHIP, TRUST, AND JOINT PURCHASERS

If the Purchaser is a corporation, partnership, trust, or other entity or joint purchaser, the following additional instructions must be followed. INFORMATION ADDITIONAL TO THAT REQUESTED BELOW MAY ALSO BE REQUIRED BY THE COMPANY IN SOME CASES.

I. Certificate. The Purchaser must date and sign the Certificate below, and, if requested by the Company, the Purchaser may also be required to provide an opinion of counsel to the same effect as this Certificate or a copy of (a) the corporation’s articles of incorporation, bylaws and authorizing resolution, (b) the partnership agreement, or (c) the trust agreement, as applicable.

II. Securities Purchase Agreement

A. Corporations. An authorized officer of the corporation must date, sign, and complete the Securities Purchase Agreement with information concerning the corporation. The officer should print the name of the corporation above his signature, and print his name and office below his signature.

B. Partnerships. An authorized partner must date, sign, and complete the Securities Purchase Agreement with information concerning the partnership. The partner should print the name of the partnership above his signature, and print his name and the words “general partner” below his signature.

C. Trusts. In the case of a trust, the authorized trustee should date, sign, and complete the Securities Purchase Agreement with information concerning the trust. The trustee should print the name of the trust above his signature, and print his name and the word “trustee” below his signature. In addition, an authorized trustee should also provide information requested in the Securities Purchase Agreement as it pertains to him as an individual.

D. Joint Ownership. In all cases, each individual must date, sign, and complete the Securities Purchase Agreement. Joint investors must state if they are purchasing the Shares as joint tenants with the right of survivorship, tenants in common, or community property, and each must execute the Securities Purchase Agreement Signature Page.

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CERTIFICATE FOR CORPORATE, PARTNERSHIP,
TRUST, AND JOINT PURCHASERS

If the Purchaser is a corporation, partnership, trust, joint purchaser, or other entity, an authorized officer, partner, or trustee must complete, date, and sign this Certificate.

CERTIFICATE

I hereby certify that:

a. The Purchaser has been duly formed and is validly existing and has full power and authority to invest in Jobbot Inc.

b. The Securities Purchase Agreement has been duly and validly authorized, executed, and delivered by the Purchaser and, upon acceptance by Jobbot Inc, will constitute the valid, binding, and enforceable obligation of the Purchaser.

Dated:
Name of corporation, partnership, trust or joint purchases (please print)

Signature and title of authorized officer, partner, trustee, or joint purchaser

OWNERSHIP TITLE FOR JOINT PURCHASERS (CHECK ONE) ( ) JOINT TENANTS WITH RIGHT OF SURVORSHIP*

( ) TENANTS IN COMMON*

( ) COMMUNITY PROPERTY*

( ) COMMUNITY PROPERTY WITH RIGHT OF SUVIORSHIP*

* Signatures of all parties required.

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